Exhibit 19.6



                               Ford Motor Credit Company
                          Ford Credit Auto Owner Trust 2000-F
                              Monthly Servicing Report


     Collection Period                                            October, 2000
     Preceding Distribution Date
     Current Distribution Date                                         11/15/00
     Number of Days in Monthly Interest Period
                                                Targeted Scheduled
     Original Issuance                           Distribution DateDollar Amount
     A1 Asset Backed Notes                        10/15/02       906,000,000.00
     A2 Asset Backed Notes                         4/15/03       701,000,000.00
     A3 Asset Backed Notes                        10/15/03       520,000,000.00
     A4 Asset Backed Notes                         4/15/04       343,000,000.00
     A5 Asset Backed Notes                        10/15/04       159,722,000.00
     B Asset Backed Notes                                         97,397,000.00
     C Asset Backed Certificate                                   55,656,000.00
     D Asset Backed Certificate                                   55,656,000.00

     Total Original Securities Issued                         $2,838,431,000.00


     I. COLLECTIONS                                                       TOTAL
     Interest
     Simple Interest Receivables Interest
       Interest Collections                                      $17,451,448.46
       Repurchased Loan Proceeds Related to Interest                   5,147.54
        Total Simple Interest Receivables Interest               $17,456,596.00

     Precomputed Receivables Interest Collections                      2,205.26
        Total Interest Collections                               $17,458,801.26

     Servicer Advances:
      Simple Interest Servicer Advances                           $3,290,398.90
      Precomputed Servicer Advances - Principal                          504.73
      Precomputed Servicer Advances - Interest                           181.64
        Total Servicer Advances                                   $3,291,085.27

     Principal:
     Simple Interest Receivables Principal
       Principal Collections                                     $59,364,520.38
       Prepayments in Full                                        26,724,452.70
       Repurchased Loan Proceeds Related to Principal              1,900,128.35
         Total Simple Interest Receivables Principal             $87,989,101.43

     Precomputed Receivables Principal
       Principal Collections                                         $10,916.64
       Prepayments in Full                                                 0.00
       Prepayments in Full due to Administrative Repurchases               0.00
       Payahead Draws                                                    531.40
         Total Precomputed Receivables Principal                     $11,448.04


     Liquidation Proceeds                                               $673.53
     Recoveries from Prior Month Charge-Offs                               0.00
        Total Principal Collections                              $88,001,223.00
     Principal Losses for Collection Period                           67,400.49
        Total Regular Principal Reduction                        $88,068,454.69


     Total Collections                                           $108,751,109.53

                                                                      Amount Per
                                                              $1,000 of Original
                                                             Amount    Principal
     II. DISTRIBUTIONS
     Total Collections                               $108,751,109.53
     Net Monthly Swap Receipt for VPTN's                        0.00
     Reserve Account Draw                                       0.00
     Reserve Account Release                                    0.00
     Interest Funding Account Interest earned                   0.00
     VPTN Issuance Proceeds                                     0.00
     Accumulation Account Draw                                  0.00
     Total Available for Distribution to
       Note and Certificate holders                  $108,751,109.53


     Servicing Fee:
     Servicing Fee Due                                 $2,499,666.66
     Servicing Fee Paid                                 2,499,666.66
     Servicing Fee Shortfall                                    0.00


     Net Swap Payment for VPTN's                                0.00

     Monthly Fixed Rate Interest Distributions

     Class A1 Asset Backed Notes Monthly Interest Funding Account Deposit
       Monthly Int. Funding Acct. Deposit Amount Due        $3,152,313.75   3.48
       Monthly Int. Funding Acct. Deposit Amount Funded      3,152,313.75   3.48
       Monthly Int. Funding Acct. Deposit Amount Shortfall           0.00   0.00
       Int. Funding Acct. Deposit Amount Carryover Shortfall         0.00   0.00
       Change in Int. Funding Acct. Deposit Amount Shortfall         0.00   0.00


     Class A2 Asset Backed Notes Monthly Interest
       Monthly Interest Due                                $2,427,017.78   $3.46
       Monthly Interest Paid                                2,427,017.78    3.46
       Monthly Interest Shortfall                                   0.00    0.00
       Interest Carryover Shortfall                                 0.00    0.00
       Change in Interest Carryover Shortfall                       0.00    0.00


     Class A3 Asset Backed Notes Monthly Interest
       Monthly Interest Due                                $1,805,844.44   $3.47
       Monthly Interest Paid                                1,805,844.44    3.47
       Monthly Interest Shortfall                                   0.00    0.00
       Interest Carryover Shortfall                                 0.00    0.00
       Change in Interest Carryover Shortfall                       0.00    0.00


     Class A4 Asset Backed Notes Monthly Interest Funding Account Deposit
       Monthly Int. Funding Acct. Deposit Amount Due       $1,203,925.24    3.51
       Monthly Int. Funding Acct. Deposit Amount Funded     1,203,925.24    3.51
       Monthly Int. Funding Acct. Deposit Amount Shortfall          0.00    0.00
       Int. Funding Acct. Deposit Amount Carryover Shortfall        0.00    0.00
       Change in Int. Funding Acct. Deposit Amount Shortfall        0.00    0.00

     Class A5 Asset Backed Notes Monthly Interest Funding Account Deposit
       Monthly Int. Funding Acct. Deposit Amount Due         $563,825.32   $3.53
       Monthly Int. Funding Acct. Deposit Amount Funded       563,825.32    3.53
       Monthly Int. Funding Acct. Deposit Amount Shortfall          0.00    0.00
       Int. Funding Acct. Deposit Amount Carryover Shortfall        0.00    0.00
       Change in Int. Funding Acct. Deposit Amount Shortfall        0.00    0.00


     Class B Asset Backed Notes Monthly Interest
       Monthly Interest Due                                 $359,827.81    $3.69
       Monthly Interest Paid                                 359,827.81     3.69
       Monthly Interest Shortfall                                  0.00     0.00
       Interest Carryover Shortfall                                0.00     0.00
       Change in Interest Carryover Shortfall                      0.00     0.00


     Class C Asset Backed Certificate Monthly Interest
       Monthly Interest Due                                 $212,667.76    $3.82
       Monthly Interest Paid                                 212,667.76     3.82
       Monthly Interest Shortfall                                  0.00     0.00
       Interest Carryover Shortfall                                0.00     0.00
       Change in Interest Carryover Shortfall                      0.00     0.00


     Class D Asset Backed Certificate Monthly Interest
       Monthly Interest Due                                 $264,366.00    $4.75
       Monthly Interest Paid                                 264,366.00     4.75
       Monthly Interest Shortfall                                  0.00     0.00
       Interest Carryover Shortfall                                0.00     0.00
       Change in Interest Carryover Shortfall                      0.00     0.00


     Total Note Monthly Interest
      Total Note Monthly Interest Due                     $9,512,754.34    $3.49
      Total Note Monthly Interest Paid                     9,512,754.34     3.49
      Total Note Monthly Interest Shortfall                        0.00     0.00
      Total Note Monthly Interest Carryover Shortfall              0.00     0.00
      Change in Total Note Interest Carryover Shortfall            0.00     0.00

     Total Note and Certificate Monthly Interest
      Total Note and Certificate Monthly Interest Due     $9,989,788.10    $3.52
      Total Note and Certificate Monthly Interest Paid     9,989,788.10     3.52
      Total Note and Certificate Monthly Interest Shortfall        0.00     0.00
      Total Note and Certificate Interest Carryover Shortfall      0.00     0.00
      Change in Total Note/Cert. Interest Carryover Shortfall      0.00     0.00

     Quarterly  Interest Distributions

     Class A1 Asset Backed Notes Quarterly Interest
       A1 Asset Backed Notes Quarterly Interest Due               $0.00    $0.00
       A1 Asset Backed Notes Quarterly Interest Paid               0.00     0.00
       A1 Asset Backed Notes Quarterly Interest Shortfall          0.00     0.00
       A1 Asset Backed Notes Quarterly Int. Carryover Shortfall    0.00     0.00
       Change in A1 Quarterly Interest Carryover Shortfall         0.00     0.00

     Class A4 Asset Backed Notes Quarterly Interest
       A4 Asset Backed Notes Quarterly Interest Due               $0.00    $0.00
       A4 Asset Backed Notes Quarterly Interest Paid               0.00     0.00
       A4 Asset Backed Notes Quarterly Interest Shortfall          0.00     0.00
       A4 Asset Backed Notes Quarterly Int. Carryover Shortfall    0.00     0.00
       Change in A4 Quarterly Interest Carryover Shortfall         0.00     0.00

     Class A5 Asset Backed Notes Quarterly Interest
       A5 Asset Backed Notes Quarterly Interest Due               $0.00    $0.00
       A5 Asset Backed Notes Quarterly Interest Paid               0.00     0.00
       A5 Asset Backed Notes Quarterly Interest Shortfall          0.00     0.00
       A5 Asset Backed Notes Quarterly Int. Carryover Shortfall    0.00     0.00
       Change in A5 Quarterly Interest Carryover Shortfall         0.00     0.00

     Total Note Quarterly Interest
      Total Note Quarterly Interest Due                           $0.00    $0.00
      Total Note Quarterly Interest Paid                           0.00     0.00
      Total Note Quarterly Interest Shortfall                      0.00     0.00
      Total Note Quarterly Interest Carryover Shortfall            0.00     0.00
      Change in Total Note Quarterly Int. Carryover Shortfall      0.00     0.00

    Principal Distributions

     Principal Distribution Amounts
      First Priority Distribution Amount                $0.00
      Second Priority Distribution Amount                0.00
      Regular Principal Distribution Amount     96,261,654.77
       Principal Distribution Amount           $96,261,654.77

                                                                      Amount Per
                                                                       $1,000 of
                                                                        Original
                                                         Amount        Principal
     Principal Distribution Amounts Paid
       A1 Monthly Principal Paid                         $0.00          $0.00
       A2 Monthly Principal Paid                         $0.00          $0.00
       A3 Monthly Principal Paid                         $0.00          $0.00
       A4 Monthly Principal Paid                         $0.00          $0.00
       A5 Monthly Principal Paid                         $0.00          $0.00
       B Monthly Principal Paid                          $0.00          $0.00
       C Monthly Principal Paid                          $0.00          $0.00
       D Monthly Principal Paid                          $0.00          $0.00


      Total Note Principal Paid                         $0.00           $0.00
      Total Note and Certificate Principal Paid         $0.00           $0.00

     Deposit to Reserve                                 $0.00
     Reinvestment in New Loans                 101,733,500.39
     Deposit to Accumulation Account                     0.00
     Collections Released to Servicer                    0.00

   III. POOL BALANCE AND PORTFOLIO INFORMATION       Beginning         Ending
   Balances and Pool Factors:
    A1 Asset Backed Notes Balance            $906,000,000.00     906,000,000.00
    A1 Asset Backed Notes Pool Factor              1.0000000          1.0000000
    A2 Asset Backed Notes Balance            $701,000,000.00     701,000,000.00
    A2 Asset Backed Notes Pool Factor              1.0000000          1.0000000
    A3 Asset Backed Notes Balance            $520,000,000.00     520,000,000.00
    A3 Asset Backed Notes Pool Factor              1.0000000          1.0000000
    A4 Asset Backed Notes Balance            $343,000,000.00     343,000,000.00
    A4 Asset Backed Notes Pool Factor              1.0000000          1.0000000
    A5 Asset Backed Notes Balance            $159,722,000.00     159,722,000.00
    A5 Asset Backed Notes Pool Factor              1.0000000          1.0000000
    B Asset Backed Notes Balance              $97,397,000.00      97,397,000.00
    B Asset Backed Notes Pool Factor               1.0000000          1.0000000
    C Asset Backed Certificate Balance        $55,656,000.00      55,656,000.00
    C Asset Backed Certificate Pool Facto          1.0000000          1.0000000
    D Asset Backed Certificate Balance        $55,656,000.00      55,656,000.00
    D Asset Backed Certificate Pool Factor         1.0000000          1.0000000

    Aggregate Balance of Notes             $2,727,119,000.00   $2,727,119,000.00
    Note Pool Factor                               1.0000000           1.0000000
    Total Note and Certificate Balance     $2,838,431,000.00   $2,838,431,000.00

   Portfolio Information
    Weighted Average Coupon (WAC)                       8.28%              8.29%
    Weighted Average Remaining Maturity (WAM)          47.11              46.20
    Number of Contracts                              205,646            210,023
    Portfolio Receivable Balance           $2,999,599,993.73  $3,013,265,039.43
    Monthly Pool Balance Decline                        0.00      88,068,454.69

                                                                   Dollar Amount
     IV. OVERCOLLATERALIZATION INFORMATION
     Specified Overcollateralization Amount                       $15,134,650.42
     Specified Credit Enhancement Amount                          $30,132,650.39
     Yield Supplement Overcollateralization Amount               $211,763,181.61
     Target Level of Overcollateralization                       $226,897,832.03

     V. RECONCILIATION OF RESERVE ACCOUNT
     Beginning Reserve Account Balance                            $14,997,999.97
     Specified Reserve Account Balance                             14,997,999.97
     Reserve Release Amount                                                 0.00
     Reserve Account Draws                                                  0.00
     Reserve Account Deposits Made                                          0.00
     Ending Reserve Account Balance                               $14,997,999.97
     Change in Reserve Account Balance                                     $0.00

     Ratio of Reserve Account to Specified Reserve Account Balance
     Early Amortization Trigger: Reserve Account Balance
     less than 75% Specified Reserve Account Balance
      for Three Consecutive Months
      Second Preceding Collection Period                                   0.00%
      Preceding Collection Period                                          0.00%
      Current Collection Period                                          100.00%

     VI. RECONCILIATION OF INTEREST FUNDING ACCOUNT
     Beginning Interest Funding Account Balance                             0.00
     Monthly Deposits from Available Funds                          4,920,064.31
     Quarterly Net Swap Receipt Deposit                                     0.00
     Quarterly Net Swap Payment Withdrawal                                  0.00
     Quarterly Interest Paid                                                0.00
     Ending Interest Funding Account Balance                        4,920,064.31
     Change in Interest Funding Account Balance                     4,920,064.31

     Memo: Cumulative A-1 Swap Receipt/(Payment)
                not required to be paid                              $258,610.15
           Cumulative A-4 Swap Receipt/(Payment)
                not required to be paid                               $95,029.10
           Cumulative A-5 Swap Receipt/(Payment)
                not required to be paid                               $42,822.80

     VII. RECONCILIATION OF ACCUMULATION ACCOUNT
     Beginning Accumulation Account Balance                                $0.00
     Accumulation Account Interest                                         $0.00
     Deposit to Accumulation Account                                       $0.00
     Release of Accumulated Balance                                        $0.00
     Ending Accumulation Account Balance                                   $0.00
     Change in Accumulation Account Balance                                $0.00

     Ratio of Accumulation Account Balance to Principal Receivables        0.00%
     Accumulation Account Balance Early Amortization Trigger %             1.00%

     VIII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
     Liquidated Contracts:
      Liquidation Proceeds                                               $673.53
      Recoveries from Prior Month Charge-Offs                              $0.00
     Total Losses for Collection Period                               $67,954.04
     Charge-off Rate for Collection Period (annualized)                    0.03%
     Cumulative Net Losses for all Periods                            $67,280.51

     Delinquent Receivables
      31-60 Days Delinquent                                          $920,231.64
      61-90 Days Delinquent                                           $41,449.03
      91-120 Days Delinquent                                          $38,801.87
      Over 120 Days Delinquent                                        $34,601.92
     Repossesion Inventory                                            $85,265.77

     Ratio of Net Losses to the Average Pool Balance:
      Second Preceding Collection Period                                  0.000%
      Preceding Collection Period                                         0.000%
      Current Collection Period                                           0.027%
         Three Month Average                                              0.000%
     Trigger                                                               2.50%

     Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
      Second Preceding Collection Period                                  0.000%
      Preceding Collection Period                                         0.000%
      Current Collection Period                                           0.005%
         Three Month Average                                              0.000%
     Trigger                                                               2.25%